UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      September 20, 2006 (September 14, 2006)
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, Newark, Ohio	43055

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 — Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-2.1
EX-10.1

Item 1.01 — Entry into a Material Definitive Agreement.
Merger Agreement
As previously disclosed in the Current Report on Form 8-K filed on September 14, 2006, by Park National Corporation (“Park”), Park entered into an Agreement and Plan of Merger, dated to be effective as of September 14, 2006 (the “Merger Agreement”), with Vision Bancshares, Inc. (“Vision Bancshares”) on September 14, 2006. Under the terms of the Merger Agreement, Park will acquire Vision Bancshares and its subsidiaries through the merger of Vision Bancshares with and into Park (the “Vision Bancshares Merger”). The separate corporate existence of Vision Bancshares will cease and Park will survive and continue to exist as an Ohio corporation. The Vision Bancshares Merger is anticipated to be completed during the first quarter of 2007, and is subject to the satisfaction of customary conditions in the Merger Agreement and the approval of appropriate regulatory authorities and of the shareholders of Vision Bancshares.
Under the terms of the Merger Agreement, the shareholders of Vision Bancshares will have the option of receiving cash or common shares, without par value (the “Park Common Shares”), of Park or any combination of cash and Park Common Shares, subject to the allocation and election procedures in the Merger Agreement. Park will cause the requests of the Vision Bancshares shareholders to be allocated on a pro-rata basis so that 50% of the shares of Vision Bancshares common stock, $1.00 par value (the “Vision Bancshares Shares”), outstanding at the effective time of the Vision Bancshares Merger will be exchanged for cash at the rate of $25.00 per Vision Bancshares Share and the other 50% of the outstanding Vision Bancshares Shares will be exchanged for Park Common Shares at the exchange rate of 0.2475 Park Common Shares for each Vision Bancshares Share. As of September 14, 2006, Vision Bancshares had 6,066,624 Vision Bancshares Shares outstanding and outstanding stock options covering an aggregate of 884,834 Vision Bancshares Shares with a weighted average exercise price of $8.09 per share. Each outstanding stock option (that is not exercised) granted under one of Vision Bancshares’ equity-based compensation plans will be cancelled and extinguished and converted into the right to receive an amount of cash equal to the product of (1) (a) $25.00 minus (b) the exercise price of the stock option, multiplied by (2) the number of Vision Bancshares Shares subject to the unexercised portion of the stock option. The closing price of the Park Common Shares on September 14, 2006 was $105.00. The closing price of the Vision Bancshares Shares on September 14, 2006 was $20.15.
Vision Bancshares is headquartered in Panama City, Florida and had total assets of $696 million at June 30, 2006. Vision Bancshares operates two community banks, both named Vision Bank. One is headquartered in Gulf Shores, Alabama (“Vision Alabama”) and the other in Panama City, Florida (“Vision Florida”). Upon consummation of the Vision Bancshares Merger, Vision Alabama and Vision Florida will become wholly-owned subsidiaries of Park. At June 30, 2006, Vision Alabama and Vision Florida had $595 million in deposits and $553 million in loans. The consolidated net income of Vision Bancshares and its subsidiaries for the four quarters ended June 30, 2006 was approximately $8.8 million.
Under the terms of the Merger Agreement, from and after the effective time of the Vision Bancshares Merger, each of the individuals serving as a director of Park immediately prior to the effective time will continue to serve as a director of Park for the balance of the term for which the individual was elected as a director of Park. In addition, under the terms and subject to the conditions set forth in the Merger Agreement, J. Daniel Sizemore (“Mr. Sizemore”), who currently serves as the Chairman, Chief Executive Officer and President of Vision Bancshares, and the Chairman and Chief Executive Officer of Vision Alabama and Vision Florida, will become a director of Park at the effective time of the Vision Bancshares Merger and will serve in the class of directors whose terms will expire at the annual meeting of the shareholders of Park to be held in 2009. Under the terms of the Merger Agreement, from and after the effective time of the Vision Bancshares Merger, each of the individuals serving as an officer of Park immediately prior to the effective time will continue to serve as an officer of Park holding the same office.
The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is filed with this Current Report on Form 8-K as Exhibit 2.1.
Cautionary Statement
The Merger Agreement between Park and Vision Bancshares, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties thereto. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.
Sizemore Agreement
As contemplated by the terms of the Merger Agreement, on September 14, 2006, Park, together with Vision Alabama and Vision Florida (collectively, Vision Alabama and Vision Florida are referred to as the “Banks”), entered into an employment agreement with Mr. Sizemore (the “Sizemore Agreement”), which will become effective at the effective time of the Vision Bancshares Merger (the “Effective Date”) if the closing of the transactions contemplated by the Merger Agreement occurs in accordance with the terms of the Merger Agreement. The Sizemore Agreement would replace and supersede the employment agreement, dated as of December 28, 2005, to which Mr. Sizemore, Vision Bancshares, Vision Alabama and Vision Florida are parties. In consideration for Mr. Sizemore’s releasing all rights, benefits and payments specified in the employment agreement, dated as of December 28, 2005, Park will pay to Mr. Sizemore $900,000 as compensation for special services under the Sizemore Agreement.
The Sizemore Agreement provides that Mr. Sizemore will serve as the Chairman and Chief Executive Officer of the Banks and will report directly to the Board of Directors of Park (the “Park Board”). Additionally, during the term of the Sizemore Agreement, Mr. Sizemore will be nominated to serve as a director of Park and nominated and elected to serve as a director and Chairman of the Banks. The term of Mr. Sizemore’s employment will be three years, with the term renewing automatically for one additional day on each day after the Effective Date. The Sizemore Agreement will terminate upon Mr. Sizemore’s death. The Banks may terminate the Sizemore Agreement (i) in the event of Mr. Sizemore’s Disability, as defined in the Sizemore Agreement, (ii) at any time for Cause (as defined in the Sizemore Agreement), or (iii) without Cause upon 30 days’ prior written notice. The Sizemore Agreement may be terminated by Mr. Sizemore voluntarily or for Good Reason (as defined in the Sizemore Agreement).
The Sizemore Agreement provides that Mr. Sizemore will receive an initial annual base salary of $300,000, which may be increased, but not decreased without Mr. Sizemore’s written consent, by the Park Board during the term of the Sizemore Agreement. The Sizemore Agreement also provides that Mr. Sizemore may receive an annual cash bonus of up to 65% of his base salary, depending upon the performance of the Banks and the satisfaction of his personal performance goals set by the Compensation Committee of the Park Board and that Mr. Sizemore will receive equity awards in the amounts and on the terms as determined from time to time by the Compensation Committee of the Park Board. In addition to general fringe benefits, the Sizemore Agreement provides for term life insurance for Mr. Sizemore equal to three times his base salary, group term life insurance policies on his dependents in commercially reasonable amounts, paid coverage under the Banks’ group health insurance plan, a monthly car allowance equal to $750 plus mileage and country or social club fees. Additionally, the Banks will continue the Salary Continuation Agreements between the Banks and Mr. Sizemore entered into on July 14, 2004 and amended on June 26, 2006. The Sizemore Agreement contains a confidentiality provision prohibiting Mr. Sizemore from disclosing confidential information and non-competition and non-solicitation covenants which will be in effect during the term of the Sizemore Agreement and for a period of three years after the termination of his employment (which period is reduced to one year if his employment is terminated following a Change in Control under the circumstances described below).
If the Sizemore Agreement is terminated for Cause, or as a result of Mr. Sizemore’s death or Disability, or voluntarily by Mr. Sizemore, or if the Sizemore Agreement is not extended by the Banks, Mr. Sizemore will be entitled only to payment of the accrued but unpaid portion of his base salary, the value of any vacation accrued but unused, and any unreimbursed business expenses — all, as of the date of termination — and such benefits as may be due pursuant to the provisions of applicable benefit plans and programs.
If Mr. Sizemore is terminated by the Banks without Cause or if Mr. Sizemore terminates the Sizemore Agreement for Good Reason, as defined in the Sizemore Agreement, then, subject to Mr. Sizemore’s compliance with the confidentiality, non-competition and non-solicitation provisions in the Sizemore Agreement, Mr. Sizemore will be entitled to the continuation of his base salary as in effect immediately prior to the date of his termination for a period of three years; the payments and benefits due for a termination for Cause (described above); and medical, dental, life insurance and other welfare benefits (collectively, “Welfare Benefits”) for a period of three years following the date of termination on the same basis and at the same cost as in effect immediately prior to termination, provided that if the terms of the plans governing the Welfare Benefits do not permit such coverage, the Banks will provide such Welfare Benefits to Mr. Sizemore with the same after tax effect. The Welfare Benefits to be received by Mr.

Sizemore under the Sizemore Agreement will be reduced to the extent Mr. Sizemore becomes eligible to receive comparable Welfare Benefits at substantially similar costs from another employer.
If a Change in Control, as defined in the Sizemore Agreement, occurs and, within 36 months following such Change in Control, Mr. Sizemore’s employment is terminated by the Banks or a successor for any reason other than death, Disability, or for Cause or by Mr. Sizemore for Good Reason, then, subject to Mr. Sizemore’s compliance with the confidentiality, non-competition and non-solicitation provisions in the Sizemore Agreement, the Banks or a successor is to pay to Mr. Sizemore within 10 business days following the date of termination of employment, an amount in a lump sum equal to three times Mr. Sizemore’s total base salary and cash bonus paid or payable with respect to the most recently completed fiscal year of the Banks; the payments and benefits due for a termination for Cause (described above); and Welfare Benefits for a period of three years following the date of termination on the same basis and at the same cost as in effect immediately prior to termination, provided that if the terms of the plans governing the Welfare Benefits do not permit such coverage, the Banks will provide such Welfare Benefits to Mr. Sizemore with the same after tax effect.
The description of the Sizemore Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Sizemore Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.
Additional Information
Park intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus that will be mailed to the shareholders of Vision Bancshares in connection with the transactions contemplated by the Merger Agreement. Investors and shareholders of Vision Bancshares are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about Park, Vision Bancshares and the transactions contemplated by the Merger Agreement. Investors and shareholders of Vision Bancshares will be able to obtain a copy of the proxy statement/prospectus (when it is available), as well as other filings containing information about Park and Vision Bancshares, free of charge, through the website maintained by the SEC at http://www.sec.gov. Copies of the proxy statement/prospectus, and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus, can also be obtained, free of charge, by directing a request to Park National Corporation, 50 North Third Street, P.O. Box 3500, Newark, Ohio 43058-3500, Attn: John W. Kozak, Chief Financial Officer (740.349.3792), or to Vision Bancshares, Inc., 2201 West 1st Street, P.O. Box 4649, Gulf Shores, Alabama 36547, Attn: William E. Blackmon, Chief Financial Officer, (251.967.4212).
Park and Vision Bancshares and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Vision Bancshares in respect of the proposed transactions contemplated by the Merger Agreement. Information about the directors and executive officers of Park is set forth in the proxy statement for Park’s 2006 annual meeting of shareholders, as filed with the SEC on March 10, 2006. Information about directors and executive officers of Vision Bancshares and their ownership of Vision Bancshares

Shares is set forth in the proxy statement for Vision Bancshares’ 2006 annual meeting of shareholders, as filed with the SEC on April 6, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the registration statement on Form S-4, in the proxy statement/prospectus contained therein, and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Please see the discussion in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on 8-K, concerning the Merger Agreement between Park and Vision Bancshares which provides for Mr. Sizemore to become a member of the Park Board from and after the effective time of the Vision Bancshares Merger.
Item 9.01 — Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated to be effective as of September 14, 2006, by and between Park National Corporation and Vision Bancshares, Inc.*

10.1
Employment Agreement for J. Daniel Sizemore, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, an Alabama banking corporation; Vision Bank, a Florida banking corporation; and J. Daniel Sizemore (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park National Corporation).

[Remainder of page intentionally left blank;
signature on following page.]

*	The Vision Bancshares Disclosure Schedule referenced in the Agreement and Plan of Merger as well as the form of FIRPTA Certification for Vision Bancshares, Inc. attached to the Agreement and Plan of Merger as Exhibit A, the form of Vision Bancshares, Inc. Affiliate Agreement attached to the Agreement and Plan of Merger as Exhibit B and the forms of employment agreements attached to the Agreement and Plan of Merger as Exhibits C-1 through C-12, have been omitted pursuant to Item 601(b)(2) of SEC Regulation S-K. Park hereby undertakes to furnish supplementally a copy of the Vision Bancshares Disclosure Schedule and the exhibits to the Agreement and Plan of Merger upon request by the SEC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: September 20, 2006	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated September 20, 2006
Park National Corporation

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated to be effective as of September 14, 2006, by and between Park National Corporation and Vision Bancshares, Inc.+

10.1
Employment Agreement for J. Daniel Sizemore, entered into September 14, 2006, by and among Park National Corporation; Vision Bank, an Alabama banking corporation; Vision Bank, a Florida banking corporation; and J. Daniel Sizemore (to be effective as of the effective time of the merger of Vision Bancshares, Inc. with and into Park National Corporation).

+	The Vision Bancshares Disclosure Schedule referenced in the Agreement and Plan of Merger as well as the form of FIRPTA Certification for Vision Bancshares, Inc. attached to the Agreement and Plan of Merger as Exhibit A, the form of Vision Bancshares, Inc. Affiliate Agreement attached to the Agreement and Plan of Merger as Exhibit B and the forms of employment agreements attached to the Agreement and Plan of Merger as Exhibits C-1 through C-12, have been omitted pursuant to Item 601(b)(2) of SEC Regulation S-K. Park hereby undertakes to furnish supplementally a copy of the Vision Bancshares Disclosure Schedule and the exhibits to the Agreement and Plan of Merger upon request by the SEC.